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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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                              CENTRAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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      3. Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it
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[ ]   Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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


                           EXPLANATORY NOTE


     The following materials were used in a presentation to Institutional Shareholder Service by the Company on September 10, 2002.


NOTE ON FORWARD-LOOKING STATEMENTS

     When used in this presentation, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including changes in regional and national economic conditions, unfavorable judicial decisions, substantial changes in levels of market interest rates, credit and other risks of lending and investment activities and competitive and regulatory factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

     The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             CENTRAL BANCORP, INC.
                           SOMERVILLE, MASSACHUSETTS


                              SPECIAL PRESENTATION

                                  PRESENTED TO
                       INSTITUTIONAL SHAREHOLDER SERVICES
                               ROCKVILLE, MARYLAND

                               SEPTEMBER 10, 2002

                                                                 GENERAL PROFILE

================================================================================

o    Central  Bancorp,  Inc. is the publicly  traded holding company for Central
     Bank.

o    Central Bank is a Massachusetts-chartered co-operative bank.

o    Headquartered in Somerville, Massachusetts.

o    Operates eight  full-service  banking offices in suburban Boston.

                                                           HISTORICAL BACKGROUND

================================================================================

o    Central Co-Operative Bank was founded in 1915.

o Central grew through mergers with six other co-operative banks between 1970 and 1982.

o Central become a public company in October 1986 by converting to a capital stock bank.

o    Central acquired Metro Bancorp, Inc. of Woburn in 1994.

o Central formed parent holding company in 1999 to facilitate operational flexibility and stock repurchases.

                                                              FINANCIAL OVERVIEW

================================================================================

o    Total assets of $473 million as of June 30, 2002.

o    Total loans of $363 million.

o    Total deposits of $271 million.

o    Stockholders' equity of $39 million or 8.26% of total assets.

o    Loan loss allowance of $3.1 million or 0.91% of total loans.

o Non-performing loans amount to zero and no real estate foreclosures incurred in past two years.

                                                               COMMON STOCK DATA
================================================================================

o    Current shares outstanding total 1,659,933.

o    Traded on Nasdaq National Market under "CEBK" symbol.

o    Closing market price of $31.91 on September 9, 2002.

o    Total market capitalization of $53 million.

o Book value per share of $23.93 and tangible book value of $22.56 at June 30, 2002.

o    Annualized cash dividend of $0.40 per share.

                                                                   BOARD PROFILE
================================================================================


o Composed of eight directors: three directors up for nomination at current annual meeting and five continuing directors.

o The majority (six of eight directors) of the Board consists of outside independent directors with strong local ties.

o Key Board committees (Nominating and Finance/Audit) consist solely of outside independent directors.

                                              PRINCIPAL OWNERSHIP CONCENTRATIONS

================================================================================

o    John Doherty and Joseph Doherty                               12.18%

o    Central Bank ESOP                                             12.18%

o    Tontine Financial Partners                                     9.72%

o    PL Capital Group                                               9.36%

o    Dimensional Fund Advisors                                      6.17%

                                                               CORPORATE MISSION
================================================================================

o    Enhance shareholder value

o    Meet financial needs of customers.

o    Provide high quality services and products

o    Maintain competitive position in local marketplace.

o    Remain a viable community banking organization.

o    Employ competent and efficient personnel.

                                                            OPERATING STRATEGIES

================================================================================

o    Improve core earnings profitability.

o    Increase return on equity.

o    Maintain excellent asset quality.

o    Manage capital resources effectively.

o    Explore expansion opportunities.

o    Control interest rate risk.

                                                             STEADY ASSET GROWTH

================================================================================


     Bar graph appears here showing the Bank's ending assets from fiscal year 1997 through fiscal year 2002 with arrow labeled 8% compound annual growth. Approximate plot points are as follows:

               Year End                            Assets
               --------                         -------------
                                                (in millions)
               FY 97                               $321
               FY 98                               $375
               FY 99                               $365
               FY 00                               $410
               FY 01                               $449
               FY 02                               $468

                                                              STRONG LOAN GROWTH

================================================================================


     Bar graph appears here indicating 10% compound annual growth in the Bank's loans for fiscal year 1997 through fiscal year 2002. Approximate plot points are as follows:


               FY               Loans
               --               -----
                             (in millions)

               97               $235
               98               $282
               99               $280
               00               $320
               01               $346
               02               $372

                                                     ATTRACTIVE BRANCH FRANCHISE

================================================================================


     [Bar graph appears here indicating the dollar amounts of deposits (in millions) of the Bank's branches: Malden, Chestnut Hill, Burlington, Woburn (Lexington Street), Arlington, Melrose, Woburn (Main Street), Somerville. Branches are ranked in ascending order of dollar amount in deposits held at the branch from $10 million to approximately $60 million.]



                           (Data as of July 31, 2002)

                                                    CHANGE IN LOAN PORTFOLIO MIX

================================================================================


[Pie Chart appears here, dated March 31, 1997. The circle is divided according to the following plot points:

Loan Category                                      Percentage (%)
-------------                                      --------------

Residential Real Estate                                75%
Construction                                            1
Commercial Business                                     1
Home Equity Line of Credit/2nd Mortgage                 4
Commercial Real Estate                                 18
Consumer                                                1   ]


[Pie Chart appears here, dated March 31, 2002. The circle is divided according to the following plot points:

Loan Category                                      Percentage (%)
-------------                                      --------------

Residential Real Estate                                66%
Construction                                            5
Commercial Business                                     2
Home Equity Line of Credit/2nd Mortgage                 3
Commercial Real Estate                                 23
Consumer                                                1   ]

Graphic appears at bottom of this graph stating: 58% of residential mortgages are fixed-rate loans and 42% are adjustable-rate loans.

                                                               IMPROVED CORE EPS

================================================================================



Bar chart appears here indicating 16% compound annual growth of core earnings per share. Plot points are as follows.

          Fiscal Year                        Core EPS
          -----------                        --------

             1999                              $1.15
             2000                               1.54
             2001                               1.55
             2002                               1.78


          Note: Core earnings are defined by SNL Financial as earnings before extraordinary items less the after-tax portion of non-recurring items and gain on sale of items except loans at an assumed tax rate of 35%.

                                                   OUTSTANDING JUNE 2002 QUARTER

================================================================================

o Net income increased 94% to $1.0 million for June 2002 quarter versus $530,000 for June 2001 quarter.

o Actual EPS almost doubled to $0.63 for June 2002 quarter from $0.32 for June 2001 quarter.

o    Core  deposits  (non-CD   accounts)  grew  $10.2  million  during  quarter,
     reflecting growth of 27% annualized.

o    Cost of funds declined to 3.31% compared to 4.57% for quarter one year ago.

o    No non-performing loans reported at June 30, 2002.

                      ACTUAL QUARTERLY EPS UP DRAMATICALLY

================================================================================


     Bar graph appers here indicating earnings per share growth for each of the quarters of fiscal year 2002 and the first quarter of fiscal year 2003. Plot points appear below:

              Fiscal Quarter                    Earnings Per Share
              --------------                    ------------------

              First quarter 2002                    $0.32
              Second quarter 2002                    0.34
              Third quarter 2002                     0.57
              Fourth quarter 2002                    0.50
              First quarter 2003                     0.63

                                                          CORE ROE SURPASSES 10%

================================================================================


     Bar graph appears here indicating growth of core return on equity for the 1999, 2000, 2001 and 2002 fiscal years and the annualized first quarter of fiscal year 2003. Plot points appear below:

        Fiscal Year or Quarter                Percent (%)
        ----------------------                -----------

              1999                              5.94
              2000                              7.74
              2001                              6.96
              2002                              7.68
        Annualized First quarter 2003          10.46

                                                      CORE ROA APPROACHING 1.00%

================================================================================


     Bar graph appears here indicating performance on Return on Assets for the 1999, 2000, 2001 and 2002 fiscal years and the annualized first quarter of fiscal year 2003. Plot points appear below:

        Fiscal Year or Quarter                Percent (%)
        ----------------------                -----------

              1999                              0.60
              2000                              0.77
              2001                              0.63
              2002                              0.67
        Annualized First quarter 2003           0.87

                                                INITIATIVES TO INCREASE EARNINGS

================================================================================

o Its historically conservative operating philosophy has allowed Central to benefit substantially from selective strategic initiatives in the current business and interest rate environment.

o Emerging payback from competitive-enhancing expenditures on personnel, technology, and new products.

o Portfolio shifts from short-term investments to higher yielding loans and corporate securities, along with increased lending activity.

o Utilization of most cost-effective funding sources among deposit and borrowing alternatives.

o Established emphasis on avoiding undue risk exposure leaves Central well placed to absorb any economic slowdown.

                                                    EFFECTIVE CAPITAL MANAGEMENT

================================================================================

o Capital leverage employed to grow balance sheet from $220 million at March 31, 1993 to $473 million at June 30, 2002.

o    Equity to assets ratio declined from 12.43% to 8.26% over same time period.

o Stock repurchase program since 1999 has resulted in cumulative total 19% share buyback.

o    Consecutive cash dividends for 24 quarters since 1996.

o Book value per share increased from $17.07 at March 31, 1997 to $23.93 at June 30, 2002.

                                                            BOOK VALUE PER SHARE

================================================================================

     Bar graph appears here indicating 12% compound annual growth of book value per share covering the 1997, 1998, 1999, 2000, 2001 and 2002 fiscal years. Plot point appears below:


               Fiscal Year                   Price Per Share
               -----------                   ---------------

                  1997                          $17.07
                  1998                           18.72
                  1999                           19.70
                  2000                           20.66
                  2001                           22.69
                  2002                           23.86

                                                       FUNDAMENTAL TRADING VALUE

================================================================================

                                Central's trading ratios are comparable to peers

                                                    MASS. THRIFT    MASS. THRIFT
       VALUATION                       CENTRAL        GROUP*          GROUP*
         DATA                          BANCORP         MEAN           MEDIAN
       ---------                       -------      ------------    ------------
   PRICE / BOOK VALUE                   137.9%        136.7%           132.2%
   PRICE / TANGIBLE BOOK                146.3%        147.0%           143.2%
   PRICE / LTM CORE EPS                  15.2x         15.5x            15.1x
   PRICE / QTR. CORE EPS                 13.1x         14.2x            13.6x
   CALENDAR YTD PRICE CHG.               25.1%         25.8%            27.5%

* Group of all publicly traded Massachusetts thrifts, excluding announced acquisitions and mutual holding companies; trading market data as of August 29, 2002.

                                                                              22

                                                   COMPARATIVE STOCK PERFORMANCE

================================================================================

                Central handily outperformed market benchmarks.


     Horizontal bar chart appears here indicating performance of the Central Bancorp's stock compared to certain market benchmarks for the period from December 31, 2000 to August 30, 2002. Plot points appear below:

                                              Performance Percentage
                                              ----------------------
                 Central Bancorp                      91.1%
                 Nasdaq Bank Index                    22.1%
                 Dow Jones Industrial Average        -19.7%
                 S&P 500 Index                       -30.6%

                                             VALUATION IMPROVEMENT OPPORTUNITIES

================================================================================

o    Continue to improve core earnings and ROE.

o    Generate additional fee income.

o    Reap benefits of past efforts to strengthen operating results.

o    Sustain competitive franchise position.

o    Take advantage of favorable growth prospects.

o Continue delivery of returns to stockholders through dividends, stock repurchases, and improved valuation fundamentals.

o    Minimal dilution from  director/management  stock benefit plans.

                                                     DISSIDENT GROUP: PL CAPITAL

================================================================================

o PL Capital Group has brief tenure as a Central stockholder having commenced its first stock purchases in early 2001.

o    PL Capital files 13D in July 2001 disclosing its sale agenda:
                                                      -----------
     "The purpose of the acquisition of the shares of Common Stock by members of the Group is to profit from appreciation in the market price of the Common Stock through the assertion of shareholder rights and influencing the policies of the Company."

     "Therefore, the Group believes that the optimal way to maximize the value of the Company's franchise, and dramatically increase shareholder value, is for the Board of Directors of Central Bancorp to investigate the sale of the Company to a larger financial services organization."

o    PL Capital acknowledges offer for open dialogue by Central:
     "On July 26, 2001, the CEO of the Company, John Doherty, agreed to meet with the principals of the PL Capital Group, at a mutually agreeable date in the near future. Members of the Group look forward to meeting with Mr. Doherty and his entire senior management team."

                                                CONTINUING ACTIONS OF PL CAPITAL

================================================================================

o William Morrissey, SVP and representative of Central management, makes open invitations to PL Capital on August 1, August 13, and October 30, 2001:
     "With reference to your letter of October 25, 2001 to John Doherty, this letter is to reiterate that I remain willing to meet with you any time, any place as you have repeatedly been advised in the past."

o    Management meets with representatives of PL Capital in spring 2002.

o PL Capital discloses in February 2002 its intention to nominate two candidates for election to Central's Board; Central provides shareholder list and other related materials to PL Capital.

o PL files preliminary proxy in July 2002 declaring opposition to Central management and asserting its own single-action sale agenda:
                                                    -----------
     "In our opinion, Central Bancorp has not performed adequately to justify its existence as an independent entity."

o PL Capital nominates Garrett Goodbody and Richard Fates for Board positions to be elected at Central's annual meeting in September 2002.

                                                        CENTRAL'S BOARD NOMINEES

================================================================================

o Central's Board nominees have the background and experience that are critical to the success of a community bank.

o    Paul Bulman (new nominee)
     =    Former President of two Massachusetts community banks
     =    Former Massachusetts Commissioner of Banks, 1983 to 1987
     = Chairman, Policy Holders Protective Committee, Savings Bank Life Insurance Company

o    John F. Gilgun, Jr. (director since 1987)
     =    Former Mayor of Woburn, Massachusetts
     = Over 40 years experience in local commercial and residential real estate

o    Marat E. Santini (director since 1972)
     =    Over  50  years  experience  in  local  commercial,   industrial,  and
          residential real estate construction

                                                         CENTRAL'S BOARD ACTIONS

================================================================================

o Central's Board performed an internal assessment analysis in July 2001 and August 2002, which included the following:

     =    Evaluated earnings prospects.

     =    Assessed competitive viability.

     =    Reviewed results and implementation of current business plan.

     =    Determined impact of economic trends and regulatory issues.

     =    Analyzed   valuation  outlook  as  independent  entity  and  potential acquisition target.

     =    Consulted advisors to help with assessment process.

     =    Developed consensus based on assessment of relevant information.

                                                  RESULTS OF ASSESSMENT ANALYSIS

================================================================================

o    Earnings prospects have not peaked.

o Operating budget indicates that Central is primed to benefit from earnings expansion.

o    Financial projections and assumptions support enhanced outlook.

o    Favorable demographics and economic conditions exist in market area.

o Consolidation by large regional banks such as Banknorth, Citizens, and Fleet presents local community banks with opportunities as niche players.

o    Valuation fundamentals for community banks are still improving.

o Investor agitation could disrupt focus on building long-term value and maximizing results for all shareholders.
                            ---

                                                     CENTRAL'S BOARD CONCLUSIONS

================================================================================

o Transforming "projected" earnings growth to "actual" will deliver enhanced shareholder value.

o Remaining independent affords Central the opportunity and position of strength to control its own destiny and implement business plan.

o Recent financial performance and stock price increase continue to provide sound reasoning for following the strategic business plan.

o Financial advisors indicate: "To sell the Company now would not allow the stockholders to potentially reap the benefits of the hard work of recent years to improve operating results."

o    The Board has not received any recent offer proposals to acquire Central.

o The Board remains aware of its fiduciary duty to explore all means to maximize shareholder value.